Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports Second Quarter 2011 Results

~ Achieves $0.27 FFO Per Share ~

~ Same-Store NOI Increases 7.8% ~

~ Acquires 24 Properties ~

SALT LAKE CITY, UTAH, July 28, 2011 — Extra Space Storage Inc. (NYSE: EXR), a leading owner and operator of self-storage properties in the United States, announced operating results for the three and six months ended June 30, 2011.

Highlights for the Three Months Ended June 30, 2011:

•                  Achieved funds from operations (“FFO”) of $0.27 per diluted share including development dilution of $0.02 per share resulting in approximately 22% year-over-year growth for the quarter.

•                  Grew same-store occupancy by 290 basis points to 89.0% at June 30, 2011, compared to 86.1% as of June 30, 2010.

•                  Increased same-store revenue and net operating income (“NOI”) by 4.7% and 7.8%, respectively, as compared to the same period in 2010.  Same-store revenue and NOI include tenant reinsurance income and expenses.

•                  Acquired 24 properties in 11 states.

•                  Added 26 properties to the Company’s third-party management platform.

•                  Issued and sold 5,335,423 shares of common stock in a public offering for total net proceeds of approximately $112.5 million.

•                  Paid a quarterly dividend of $0.14 per share.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., commented:  “Extra Space Storage’s diversified growth platform has produced another quarter of strong results for our shareholders.  Our solid performance resulted from better than anticipated core operations, robust acquisition activity and significant growth in our third-party management business.  These components have combined to enhance our trajectory towards double-digit earnings growth in 2011 and beyond.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three and six months ended June 30, 2011 and 2010.  The table also provides a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2011		2010		2011		2010
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$10,609	$0.12	$6,180	$0.07	$18,910	$0.21	$9,748	$0.11
Adjustments:
Real estate depreciation	12,677	0.12	11,494	0.13	25,042	0.26	23,153	0.25
Amortization of intangibles	412	—	94	—	720	—	277	—
Joint venture real estate depreciation and amortization	2,057	0.02	2,255	0.02	4,132	0.04	4,009	0.04
Joint venture (gain)/loss on sale of properties	(366)	—	—	—	(330)	—	—	—
Distributions paid on Preferred Operating Partnership units	(1,437)	(0.01)	(1,437)	(0.02)	(2,875)	(0.03)	(2,875)	(0.03)
Income allocated to Operating Partnership noncontrolling interests	1,910	0.02	1,762	0.02	3,754	0.04	3,390	0.04
Funds from operations	$25,862	$0.27	$20,348	$0.22	$49,353	$0.52	$37,702	$0.41

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	440	—	416	0.01	868	0.01	820	0.02
Unrecovered development and acquisition costs	1,570	0.02	142	—	1,819	0.02	212	—
Funds from operations - adjusted	$27,872	$0.29	$20,906	$0.23	$52,040	$0.55	$38,734	$0.43

Weighted average number of shares - diluted	96,010,848		92,304,831		94,336,141		92,026,150

FFO and FFO as adjusted include the dilutive impact from lease-up development properties of $0.02 per diluted share for the three months ended June 30, 2011 compared to $0.03 for the same period in 2010.

Operating Results and Same-Store Property Performance:

The following table outlines the Company’s same-store property performance for the three and six months ended June 30, 2011 and 2010 (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2011	2010	Change	2011	2010	Change
Same-store rental and tenant reinsurance revenues	$59,714	$57,050	4.7%	$117,882	$112,893	4.4%
Same-store operating and tenant reinsurance expenses	19,297	19,544	(1.3)%	39,814	39,811	0.0%
Same-store net operating income	$40,417	$37,506	7.8%	$78,068	$73,082	6.8%

Non same-store rental and tenant reinsurance revenues	$12,182	$6,074	100.6%	$22,528	$12,266	83.7%
Non same-store operating and tenant reinsurance expenses	$4,797	$2,854	68.1%	$9,239	$5,766	60.2%

Total rental and tenant reinsurance revenues	$71,896	$63,124	13.9%	$140,410	$125,159	12.2%
Total operating and tenant reinsurance expenses	$24,094	$22,398	7.6%	$49,053	$45,577	7.6%

Same-store square foot occupancy as of quarter end	89.0%	86.1%		89.0%	86.1%

Properties included in same-store	253	253		253	253

The Company’s major markets with revenue growth above the portfolio average for the three months ended June 30, 2011 were Boston, New York / New Jersey, Philadelphia and Washington, D.C.  Markets performing below the Company’s portfolio average included Houston, Las Vegas and San Bernardino / Riverside.

Acquisition and Third-Party Management Activity:

During the quarter, the Company purchased 24 properties for approximately $84.8 million.  These properties are located in California, Colorado, Indiana, Kentucky, Nevada, New Jersey, Ohio, Tennessee, Texas, Utah and Virginia.  Of the 24 properties, 15 are from a single portfolio located in Indiana, Kentucky and Ohio.  Subsequent to the end of the quarter the Company completed the acquisition of one property located in Maryland for $5.7 million.  The Company has 24 additional properties under contract for approximately $143.6 million.  These properties are located in California, Colorado, Maryland, Massachusetts, New Jersey and Texas.  The purchase of these properties is subject to due diligence and other customary closing conditions and is currently expected to close by the end of the year.  No assurance can be provided that any of these acquisitions will be completed on the terms described, or at all.

During the quarter, 26 properties were added to the Company’s third-party management program, 19 of which were from a single portfolio with locations in California and Hawaii.  As of June 30, 2011, the Company managed a total of 180 properties for third-party owners.  The Company continues to be the largest self-storage management company in the United States.

Balance Sheet:

During the quarter, the Company executed a $50.0 million secured line of credit with TD Bank.  The Company also increased the capacity of its Wells Fargo line of credit from $45.0 million to $75.0 million.  The Company now has five lines of credit with a total capacity of $315.0 million, of which $129.0 million was drawn as of June 30, 2011.  As of June 30, 2011, the Company had 64 unencumbered properties remaining on which to place debt.

As of June 30, 2011, the Company’s percentage of fixed-rate debt to total debt was 71.0%. The weighted average interest rate on the Company’s debt was 5.6% for fixed-rate debt and 3.1% for variable-rate debt.  The combined weighted average interest rate was 4.8% with a weighted average maturity of approximately six years.

Subsequent to the end of the quarter, the Company locked the interest rate on $83.5 million in trust preferred debt at 4.99% for seven years.

Public Offering of Common Stock:

On May 17, 2011, the Company issued and sold 5,000,000 shares of common stock in a public offering.  On May 24, 2011, the underwriter partially exercised its over-allotment option to purchase an additional 335,423 shares of common stock from the Company.  After giving effect to the exercise of the option, the Company sold a total of 5,335,423 shares of common stock in the public offering for total net proceeds of approximately $112.5 million.  Proceeds of the offering were used to fund acquisitions, pay down debt and for general corporate purposes.

Dividends:

The Company paid a second quarter dividend of $0.14 per share on the common stock of the Company on June 30, 2011 to stockholders of record at the close of business on June 15, 2011.

Outlook:

The Company currently estimates that FFO per diluted share for the year ending December 31, 2011 will be between $1.10 and $1.13.  For the third quarter 2011, the Company estimates that FFO per diluted share will be between $0.29 and $0.30.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•      Same-store property revenue growth including tenant reinsurance between 3.5% and 4.25%.

•      Same-store property expense increase including tenant reinsurance between 0.0% and 1.0%.

•      Same-store property NOI growth including tenant reinsurance between 5.0% and 6.5%.

•      Net tenant reinsurance income between $22.5 million and $23.5 million.

•                  General and administrative expenses between $47.0 million and $49.0 million, including non-cash compensation expense of approximately $5.0 million.

•                  Average monthly cash balance of approximately $25.0 million.

•                  Equity in earnings of real estate ventures between $7.5 million and $8.5 million.

•                  Acquisition activity of approximately $240.0 million.

•                  Interest expense between $67.0 million and $68.5 million.

•                  Weighted average LIBOR of 0.4%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 96.7  million.

•                  Dilution associated with the Company’s development program between $7.5 million and $8.0 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary between $1.0 million and $2.0 million, inclusive of solar tax credits.

•                  Unrecovered development and acquisition costs of approximately $2.5 million

•                  Non-cash interest charges associated with exchangeable senior notes of approximately $1.8 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial & Stock Info,” then on “Quarterly Earnings” on the left of the page.  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

At periodic times, the Company will provide graphical information related to the Company and/or the self-storage industry.  These graphics can be seen at www.extraspace.com/irgraphic.

Conference Call:

The Company will host a conference call at 12:00 p.m. Eastern Time on Friday, July 29, 2011 to discuss its financial results.    To participate in the conference call, please dial 866-362-4831 or 617-597-5347 for international participants, Conference ID:  48674800.  The conference call will also be available on the Company’s website at www.extraspace.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.

A replay of the call will also be available by telephone, from 3:00 p.m. Eastern Time on July 29, 2011, until midnight Eastern Time on August 29, 2011.  The replay dial-in numbers are 888-286-8010 or 617-801-6888 for international callers, Conference ID: 81454121.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•      changes in general economic conditions, the real estate industry and the markets in which we operate;

•                  the effect of competition from new and existing self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those properties, which could adversely affect our profitability;

•                  potential liability for uninsured losses and environmental contamination;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•                  increased interest rates and operating costs;

•                  reductions in asset valuations and related impairment charges;

•                  delays in the development and construction process, which could adversely affect our profitability;

•                  the failure to maintain our REIT status for federal income tax purposes;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its most recent Annual Report on Form 10-K as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs, unrecovered acquisition and development costs and non-cash interest charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1).  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs, the costs related to acquiring properties and non-cash charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1), stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO or used as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the three and six months ended June 30, 2011 consisted of 253 properties that were wholly-owned and operated and that were stabilized by the first day of each period.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a fully integrated, self-administered and self-managed REIT that owns and/or operates 860 self-storage properties in 34 states and Washington, D.C.  The Company’s properties comprise approximately 570,000 units and approximately 62 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage.  The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

###

For Information:

Clint Halverson

Extra Space Storage Inc.

(801) 365-4597

— Financial Tables Follow —

Extra Space Storage Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets:
Real estate assets:
Net operating real estate assets	$2,038,827	$1,935,319
Real estate under development	6,800	37,083
Net real estate assets	2,045,627	1,972,402

Investments in real estate ventures	137,997	140,560
Cash and cash equivalents	35,187	46,750
Restricted cash	32,700	30,498
Receivables from related parties and affiliated real estate joint ventures	8,490	10,061
Other assets, net	50,856	48,197
Total assets	$2,310,857	$2,248,468

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$855,323	$871,403
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	87,663	87,663
Discount on exchangeable senior notes	(1,337)	(2,205)
Lines of credit	129,000	170,467
Accounts payable and accrued expenses	32,712	34,210
Other liabilities	28,962	28,269
Total liabilities	1,251,913	1,309,397

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 94,243,303 and 87,587,322 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	942	876
Paid-in capital	1,278,939	1,148,820
Accumulated other comprehensive deficit	(6,436)	(5,787)
Accumulated deficit	(269,173)	(262,508)
Total Extra Space Storage Inc. stockholders’ equity	1,004,272	881,401
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,658	29,733
Noncontrolling interests in Operating Partnership	23,900	26,803
Other noncontrolling interests	1,114	1,134
Total noncontrolling interests and equity	1,058,944	939,071
Total liabilities, noncontrolling interests and equity	$2,310,857	$2,248,468

Consolidated Statement of Operations for the Three Months Ended June 30, 2011 and 2010 — Unaudited

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2011	2010
Revenues:
Property rental	$64,300	$56,786
Management and franchise fees	6,144	5,653
Tenant reinsurance	7,596	6,338
Total revenues	78,040	68,777

Expenses:
Property operations	22,712	20,941
Tenant reinsurance	1,382	1,457
Unrecovered development and acquisition costs	1,570	142
General and administrative	12,432	11,229
Depreciation and amortization	14,092	12,202
Total expenses	52,188	45,971

Income from operations	25,852	22,806

Interest expense	(16,261)	(16,233)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(440)	(416)
Interest income	189	211
Interest income on note receivable from Preferred Operating Partnership unit holder	1,212	1,212
Income before equity in earnings of real estate ventures and income tax expense	10,552	7,580

Equity in earnings of real estate ventures	2,376	1,559
Income tax expense	(411)	(1,214)
Net income	12,517	7,925
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,552)	(1,507)
Net income allocated to Operating Partnership and other noncontrolling interests	(356)	(238)
Net income attributable to common stockholders	$10,609	$6,180

Net income per common share
Basic	$0.12	$0.07
Diluted	$0.12	$0.07

Weighted average number of shares
Basic	91,439,042	87,367,967
Diluted	96,010,848	92,304,831

Cash dividends paid per common share	$0.14	$0.10

Consolidated Statement of Operations for the Six Months Ended June 30, 2011 and 2010 — Unaudited

(In thousands, except share and per share data)

	Six Months Ended June 30,
	2011	2010
Revenues:
Property rental	$125,790	$112,929
Management and franchise fees	12,111	11,205
Tenant reinsurance	14,620	12,230
Total revenues	152,521	136,364

Expenses:
Property operations	46,056	42,897
Tenant reinsurance	2,997	2,680
Unrecovered development and acquisition costs	1,819	212
General and administrative	24,090	22,285
Depreciation and amortization	27,677	24,621
Total expenses	102,639	92,695

Income from operations	49,882	43,669

Interest expense	(32,675)	(33,507)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(868)	(820)
Interest income	371	536
Interest income on note receivable from Preferred Operating Partnership unit holder	2,425	2,425
Income before equity in earnings of real estate ventures and income tax expense	19,135	12,303

Equity in earnings of real estate ventures	4,187	3,060
Income tax expense	(665)	(2,259)
Net income	22,657	13,104
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,084)	(2,986)
Net income allocated to Operating Partnership and other noncontrolling interests	(663)	(370)
Net income attributable to common stockholders	$18,910	$9,748

Net income per common share
Basic	$0.21	$0.11
Diluted	$0.21	$0.11

Weighted average number of shares
Basic	89,733,518	87,122,064
Diluted	94,336,141	92,026,150

Cash dividends paid per common share	$0.28	$0.20

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO and Fully Diluted FFO Per Share— Adjusted for the Three Months Ending September 30, 2011 and Year Ending December 31, 2011 — Unaudited

	For the Three Months Ending September 30, 2011		For the Year Ending December 31, 2011
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.13	$0.14	$0.45	$0.48
Income allocated to noncontrolling interests - Preferred Operating Partnership and Operating Partnership	0.02	0.02	0.08	0.08
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.06)	(0.06)
Net income for diluted computations	0.14	0.15	0.47	0.50

Adjustments:
Real estate depreciation	0.13	0.13	0.52	0.52
Amortization of intangibles	—	—	0.02	0.02
Joint venture real estate depreciation and amortization	0.02	0.02	0.09	0.09
Diluted funds from operations per share	$0.29	$0.30	$1.10	$1.13